EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        FOR THREE MONTHS ENDED March 31,
                                   (UNAUDITED)

(Dollars in millions)

                                                              2000         1999
                                                             ------       ------

Income before income taxes (1)                               $2,161       $2,100

Add:  Fixed charges, excluding
   capitalized interest                                         452          476
                                                             ------       ------

Income as adjusted before income taxes                       $2,613       $2,576
                                                             ======       ======

Fixed charges:
   Interest expense                                          $  342       $  359
   Capitalized interest                                           7            4
   Portion of rental expense representative of
     interest                                                   110          117
                                                             ------       ------

Total fixed charges                                          $  459       $  480
                                                             ======       ======

Preferred stock dividends (2)                                     7            7
                                                             ------       ------

Combined fixed charges and preferred stock
   dividends                                                 $  466       $  487
                                                             ======       ======

Ratio of net income to fixed charges                           5.69         5.37

Ratio of net income to combined fixed charges
and preferred stock dividends                                  5.61         5.29


(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $5 million for the first three months of 2000 and 1999, or $7 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the three months ended March 31, 2000 and 1999.

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                Hardware Segments
                     ---------------------------------------

                                                     Personal    Enterprise       Global
(Dollars in millions)                Technology      Systems       Systems       Services
-----------------------------------------------------------------------------------------
Quarter Ended March 31, 2000:
External revenue                       $ 1,940       $ 3,261       $ 2,416       $ 7,552
Internal revenue                           793            10           163           595
                                       -------       -------       -------       -------
Total revenue                          $ 2,733       $ 3,271       $ 2,579       $ 8,147
                                       =======       =======       =======       =======
Pre-tax income (loss)                  $    20       $  (178)      $   439       $   998
                                       =======       =======       =======       =======

Revenue year-to-year change              (10.7)%       (13.0)%       (10.5)%        (0.9)%
Pre-tax income year-to-year change        11.1%       (223.6)%       (19.7)%         6.2%
Pre-tax income margin                      0.7%         (5.4)%        17.0%         12.2%

Quarter Ended March 31, 1999*:

External revenue                       $ 2,210       $ 3,751       $ 2,738       $ 7,550
Internal revenue                           849             7           143           669
                                       -------       -------       -------       -------
Total revenue                          $ 3,059       $ 3,758       $ 2,881       $ 8,219
                                       =======       =======       =======       =======
Pre-tax income (loss)                  $    18       $   (55)      $   547       $   940
                                       =======       =======       =======       =======

Pre-tax income margin                      0.6%         (1.5)%        19.0%         11.4%

* Reclassified to conform with 2000 presentation.


Reconciliations to IBM as Reported:
                                         Quarter Ended         Quarter Ended
(Dollars in millions)                    March 31, 2000        March 31, 1999
                                        --------------        --------------
Revenue:
Total reportable segments                   $ 21,208              $ 22,372
Eliminations/other                            (1,860)               (2,055)
                                            --------              --------
  Total IBM Consolidated                    $ 19,348              $ 20,317
                                            ========              ========

Pretax income:
Total reportable segments                   $  2,105              $  2,260
Eliminations/other                                65                  (160)
                                            --------              --------
  Total IBM Consolidated                    $  2,170              $  2,100
                                            ========              ========

                                                             Global      Enterprise          Total
                                            Software       Financing     Investments       Segments
                                            -------------------------------------------------------
External revenue                            $  2,927        $    828       $    341        $ 19,265
Internal revenue                                 175             206              1           1,943
                                            --------        --------       --------        --------
Total revenue                               $  3,102        $  1,034       $    342        $ 21,208
                                            ========        ========       ========        ========
Pre-tax income (loss)                       $    581        $    288       $    (43)       $  2,105
                                            ========        ========       ========        ========

Revenue year-to-year change                     (0.9)%          11.1%         (13.0)%          (5.2)%
Pre-tax income year-to-year change             (17.7)%          20.5%          68.1%           (6.9)%
Pre-tax income margin                           18.7%           27.9%         (12.6)%           9.9%

Quarter Ended March 31, 1999*:

External revenue                            $  2,920        $    724       $    382        $ 20,275
Internal revenue                                 211             207             11           2,097
                                            --------        --------       --------        --------
Total revenue                               $  3,131        $    931       $    393        $ 22,372
                                            ========        ========       ========        ========
Pre-tax income (loss)                       $    706        $    239       $   (135)       $  2,260
                                            ========        ========       ========        ========

Pre-tax income margin                           22.5%          25.7%          (34.4)%          10.1%

                               SEGMENT INFORMATION
                                 PRE-TAX INCOME
                      THE EFFECT OF ORGANIZATIONAL CHANGES
                         AND EXPENSE ALLOCATION CHANGES

                                        Quarter Ended March 31,1999
                           ---------------------------------------------------
                           Previously
                            Reported                    Expense
                            Pre-tax     Organization   Allocation      Pre-tax
(Dollars in millions)        Income       Changes       Changes        Income
                           ----------   ------------   ----------      -------

Technology                  $    70       $   (60)      $     8       $    18
Personal Systems                (89)           32             2           (55)
Enterprise Systems              498            43             6           547
Global Services                 973            --           (33)          940
Software                        657            42             7           706
Global Financing                297            --           (58)          239
Enterprise Investments          (72)          (64)            1          (135)
                           ---------------------------------------------------

Total Segments              $ 2,334       $    (7)      $   (67)      $ 2,260
                            =======       =======       =======       =======


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